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                                                                    EXHIBIT 99.5

                           AMERICAN CELLULAR CORPORATION
                               OFFER TO EXCHANGE
                                      ITS
                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2009
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2009
             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

    The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the Exchange Offer by American Cellular Corporation ("American") to exchange New Notes for Old Notes.

    This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

    The undersigned represents that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business, (ii) it is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes, and (iii) it is not an "affiliate," as defined under Rule 405 of the Securities Act, of American or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    If the undersigned is a "broker" or "dealer" registered under the Exchange Act that acquired Old Notes for its own account pursuant to its market-making or other trading activities (other than Old Notes acquired directly from American), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the New Notes meeting the requirements of the Securities Act in connection with any resales by it of New Notes acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

    You are hereby instructed to tender all Old Notes held for the account of the undersigned unless otherwise indicated below:

/ /  Do not tender any Old Notes

/ /  Tender Old Notes in the principal amount of

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                                                     SIGNATURE:

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                                                              Name of Beneficial Owner (please print)

                                                     By ---------------------------------------------
                                                                                            Signature

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                                                                                              Address

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                                                                                             Zip Code

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                                                                       Area Code and Telephone Number

                                                     Dated:          , 2001
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